Exhibit 99

Meridian Bancorp, Inc. Announces Results for the Quarter and Nine Months Ended September 30, 2021

Contact: Richard J. Gavegnano, Chairman, President and Chief Executive Officer

(978) 977-2211

Boston, Massachusetts (October 21, 2021): Meridian Bancorp, Inc. (the “Company” or “Meridian”) (NASDAQ: EBSB), the holding company for East Boston Savings Bank (the “Bank”), announced net income of $18.3 million, or $0.36 per diluted share, for the quarter ended September 30, 2021, compared to $16.5 million, or $0.32 per diluted share for the quarter ended June 30, 2021, and $16.7 million, or $0.33 per diluted share, for the quarter ended September 30, 2020. For the nine months ended September 30, 2021, net income was $59.2 million, or $1.17 per diluted share, up from $46.9 million, or $0.93 per diluted share, for the nine months ended September 30, 2020. The Company’s return on average assets was 1.17% for the quarter ended September 30, 2021, compared to 1.03% for the quarter ended June 30, 2021, and 1.03% for the quarter ended September 30, 2020. For the nine months ended September 30, 2021, the Company’s return on average assets was 1.22%, up from 0.98% for the nine months ended September 30, 2020. The Company’s return on average equity was 9.03% for the quarter ended September 30, 2021, compared to 8.32% for the quarter ended June 30, 2021, and 8.94% for the quarter ended September 30, 2020. For the nine months ended September 30, 2021, the Company’s return on average equity was 9.91%, up from 8.50% for the nine months ended September 30, 2020.

The Company’s net interest income was $46.0 million for the quarter ended September 30, 2021, a decrease of $2.8 million, or 5.7%, from the quarter ended September 30, 2020. The interest rate spread and net interest margin on a tax-equivalent basis were 2.91% and 3.05%, respectively, for the quarter ended September 30, 2021 compared to 2.91% and 3.13%, respectively, for the quarter ended September 30, 2020. For the nine months ended September 30, 2021 net interest income increased $935,000, or 0.7%, to $142.2 million compared to $141.3 million for the nine months ended September 30, 2020. The interest rate spread and net interest margin on a tax-equivalent basis were 2.92% and 3.07% for the nine months ended September 30, 2021 compared to 2.81% and 3.07% for the nine months ended September 30, 2020.

Total interest and dividend income totaled $52.6 million for the quarter ended September 30, 2021, a decrease of $9.0 million, or 14.6% from the quarter ended September 30, 2020, primarily due to a 12.8% decrease in the Company’s average loan balances to $4.947 billion. For the nine months ended September 30, 2021 the Company’s total interest and dividend income totaled $165.8 million, a decrease of $24.0 million, or 12.7%, from the nine months ended September 30, 2020, primarily due to a decrease in the Company’s average loan balances of $534.6 million, or 9.4%, to $5.177 billion.

Total interest expense totaled $6.6 million for the quarter ended September 30, 2021, a decrease of $6.2 million, or 48.6%, from the quarter ended September 30, 2020. Interest expense on deposits decreased to $3.1 million for the quarter ended September 30, 2021, a decrease of $5.7 million, or 64.8%, from the quarter ended September 30, 2020, primarily due to a decrease in the cost of average total deposits to 0.25% from 0.72% for the quarter ended September 30, 2020. The Company’s total cost of funds was 0.48% for the quarter ended September 30, 2021, a decrease of 42 basis points from 0.90% for the quarter ended September 30, 2020. For the nine months ended September 30, 2021, total interest expense totaled $23.6 million, a decrease of $24.9 million, or 51.4%, from the nine months ended September 30, 2020, primarily due to a decrease in the cost of average total deposits to 0.35% from 0.99% for the nine months ended September 30, 2020. The Company’s total cost of funds was 0.56% for the nine months ended September 30, 2021, down 60 basis points from the nine months ended September 30, 2020.

The Company’s provision for credit losses was $217,000 for the quarter ended September 30, 2021, compared to a provision of $7.2 million for the quarter ended September 30, 2020. For the nine months ended September 30, 2021 the Company recognized a provision reversal of $4.3 million compared to a provision of $17.5 million for the nine months ended September 30, 2020. The allowance for credit losses on loans was $60.8 million, or 1.24%, of total loans at September 30, 2021, compared to $68.8 million, or 1.25%, of total loans at December 31, 2020. Non-performing assets were $6.9 million, or 0.11% of total assets, at September 30, 2021, compared to $3.6 million, or 0.05% of total assets, at September 30, 2020.

Non-interest income was $3.1 million for the quarter ended September 30, 2021, a decrease of $509,000, or 14.2%, from the quarter ended September 30, 2020, primarily due to a decrease of $486,000 in mortgage banking gains, net. For the nine months ended September 30, 2021, non-interest income decreased $355,000, or 3.1%, to $11.0 million from $11.4 million for the nine months ended September 30, 2020, primarily due to a $4.2 million gain on sale of asset realized in 2020, a $623,000 decrease in loan fees and a $388,000 decrease in mortgage banking gains, net, partially offset by a $2.6 million valuation increase on marketable equity securities, net, a $1.5 million increase in gain on sale of equity securities, net, and a $976,000 increase in customer service fees.

Non-interest expenses were $24.5 million, or 1.57% of average assets for the quarter ended September 30, 2021, compared to $22.8 million, or 1.41% of average assets for the quarter ended September 30, 2020. The Company’s efficiency ratio was 47.53% for the quarter ended September 30, 2021 compared to 43.69% for the quarter ended September 30, 2020. For the nine months ended September 30, 2021, non-interest expenses increased $5.7 million, or 7.8%, to $78.1 million from $72.5 million for the nine months ended September 30, 2020, due primarily to $3.4 million in expense for a legal judgment related to a loan assumed in the Mt. Washington Bank acquisition included in other general and administrative and $2.3 million in merger and acquisition related expenses realized in the second and third quarters of 2021. For the nine months ended September 30, 2021 the efficiency ratio was 50.11% compared to 48.10% for the nine months ended September 30, 2020.

The Company recorded a provision for income taxes of $6.0 million for the quarter ended September 30, 2021, reflecting an effective tax rate of 24.7%, compared to $5.7 million, or an effective rate of 25.5%, for the quarter ended September 30, 2020. For the nine months ended September 30, 2021 the provision for income taxes was $20.2 million, reflecting an effective tax rate of 25.4%, compared to $15.8 million, reflecting an effective rate of 25.1% for the nine months ended September 30, 2020.

Total assets were $6.128 billion at September 30, 2021, down $491.5 million, or 7.4%, from $6.620 billion at December 31, 2020. Net loans were $4.850 billion at September 30, 2021, down $593.6 million, or 10.9%, from December 31, 2020, despite loan originations of $701.1 million during the nine months ended September 30, 2021. The allowance for credit losses on loans decreased $8.0 million, or 11.6%, to $60.8 million during the nine months ended September 30, 2021 from $68.8 million at December 31, 2020, primarily due to changes in the volume and mix of the loan portfolio.

Total deposits were $4.693 billion at September 30, 2021, down $388.0 million, or 7.6%, from $5.081 billion at December 31, 2020. Core deposits, which exclude certificates of deposit, decreased $50.3 million, or 1.3%, during the nine months ended September 30, 2021 to $3.812 billion, or 81.2% of total deposits, compared to 76.0% at December 31, 2020. The decrease in core deposits included the payoff of $175.6 million in brokered interest-bearing demand deposits. Certificates of deposit decreased $337.7 million during the nine months ended September 30, 2021, inclusive of a $87.0 million decrease in brokered certificates of deposit. Total borrowings were $560.6 million at September 30, 2021, down $147.6 million, or 20.8%, from December 31, 2020, primarily due to $50.0 million in matured advances from the FHLB and paying down all borrowings from the Federal Reserve’s PPPLF program.

Total stockholders’ equity increased $44.8 million, or 5.8%, to $813.7 million at September 30, 2021 from $768.9 million at December 31, 2020. The increase for the nine months ended September 30, 2021 was primarily due to net income of $59.2 million, partially offset by dividends of $0.30 per share totaling $15.1 million. Stockholders’ equity to assets was 13.28% at September 30, 2021, compared to 11.61% at December 31, 2020. Tangible book value per share increased to $15.02 at September 30, 2021 from $14.25 at December 31, 2020. Market price per share increased 39.2% to $20.76 at September 30, 2021 from $14.91 at December 31, 2020. The Company and the Bank exceeded the minimum requirement to be considered well capitalized at September 30, 2021.

Meridian Bancorp, Inc. is the holding company for East Boston Savings Bank. East Boston Savings Bank, a Massachusetts-chartered stock savings bank founded in 1848, operates 43 branches in the greater Boston metropolitan area, including 42 full-service locations and one mobile branch. We offer a variety of deposit and loan products to individuals and businesses located in our primary market, which consists of Essex, Middlesex, Norfolk and Suffolk Counties, Massachusetts. For additional information, visit www.ebsb.com.

Forward Looking Statements

Certain statements herein constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements may be identified by words such as “believes,” “will,” “expects,” “project,” “may,” “could,” “developments,” “strategic,” “launching,” “opportunities,” “anticipates,” “estimates,” “intends,” “plans,” “targets” and similar expressions. These statements are based upon the current beliefs and expectations of Meridian Bancorp, Inc.’s management and are subject to significant risks and uncertainties. Actual results may differ materially from those set forth in the forward-looking statements as a result of numerous factors. Factors that could cause such differences to exist include, but are not limited to, general economic conditions, the effects of any health pandemic, changes in interest rates, regulatory considerations, and competition and the risk factors described in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission. Should one or more of these risks materialize or should underlying beliefs or assumptions prove incorrect, Meridian Bancorp, Inc.’s actual results could differ materially from those discussed. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release.

MERIDIAN BANCORP, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	September 30, 2021	June 30, 2021	December 31, 2020	September 30, 2020
	(Dollars in thousands)
ASSETS
Cash and due from banks	$1,052,553	$1,101,359	$914,586	$702,138
Securities available for sale, at fair value	9,170	9,810	11,326	12,183
Marketable equity securities, at fair value	10	9,112	12,189	16,203
Federal Home Loan Bank stock, at cost	26,184	26,184	30,658	33,282
Loans held for sale	2,408	5,711	8,224	11,662
Loans:
One- to four-family	468,796	489,310	564,146	604,037
Home equity lines of credit	54,170	56,032	68,721	73,581
Multi-family	765,262	809,317	880,552	941,409
Commercial real estate	2,243,290	2,295,030	2,499,660	2,595,124
Construction	707,503	645,622	731,432	666,375
Commercial and industrial	670,116	703,745	765,195	766,418
Consumer	9,296	9,749	10,707	12,213
Total loans	4,918,433	5,008,805	5,520,413	5,659,157
Allowance for credit losses on loans	(60,849)	(64,300)	(68,824)	(67,639)
Net deferred loan origination fees	(7,333)	(7,930)	(7,784)	(7,717)
Loans, net	4,850,251	4,936,575	5,443,805	5,583,801
Bank-owned life insurance	42,670	42,402	41,877	41,606
Premises and equipment, net	63,321	64,649	66,850	67,917
Accrued interest receivable	17,631	19,932	23,173	21,460
Deferred tax asset, net	20,865	21,437	21,355	17,007
Goodwill	20,378	20,378	20,378	20,378
Core deposit intangible	1,341	1,445	1,651	1,769
Other assets	21,592	28,147	23,776	37,327
Total assets	$6,128,374	$6,287,141	$6,619,848	$6,566,733

LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits:
Non interest-bearing demand deposits	$818,350	$801,612	$711,573	$707,458
Interest-bearing demand deposits	1,331,001	1,270,484	1,364,548	1,353,153
Money market deposits	833,125	863,526	930,507	789,712
Regular savings and other deposits	829,194	866,191	855,329	850,810
Certificates of deposit	881,509	1,061,914	1,219,210	1,250,894
Total deposits	4,693,179	4,863,727	5,081,167	4,952,027
Short-term borrowings	—	—	—	25,000
Long-term debt	560,625	560,625	708,245	779,279
Accrued expenses and other liabilities	60,872	61,575	61,551	62,163
Total liabilities	5,314,676	5,485,927	5,850,963	5,818,469
Stockholders' equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized; none issued	—	—	—	—
Common stock, $0.01 par value, 100,000,000 shares authorized; 52,711,409, 52,608,747, 52,415,061 and 52,413,120 shares issued at September 30, 2021, June 30, 2021, December 31, 2020 and September 30, 2020, respectively	527	526	524	524
Additional paid-in capital	364,844	365,607	363,995	363,093
Retained earnings	464,384	451,100	420,297	400,649
Accumulated other comprehensive (loss) income	(184)	(146)	(58)	91
Unearned compensation - ESOP; 2,191,745, 2,191,745, 2,191,745 and 2,222,186 shares at September 30, 2021, June 30, 2021, December 31, 2020 and September 30, 2020, respectively	(15,873)	(15,873)	(15,873)	(16,093)
Total stockholders' equity	813,698	801,214	768,885	748,264
Total liabilities and stockholders' equity	$6,128,374	$6,287,141	$6,619,848	$6,566,733

MERIDIAN BANCORP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF NET INCOME

(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30, 2021	June 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020
	(Dollars in thousands, except per share amounts)
Interest and dividend income:
Interest and fees on loans	$51,964	$54,918	$60,918	$164,044	$186,400
Interest on debt securities	57	61	76	183	263
Dividends on marketable equity securities	40	90	118	254	357
Interest on certificates of deposit	—	—	—	—	1
Other interest and dividend income	555	361	494	1,286	2,753
Total interest and dividend income	52,616	55,430	61,606	165,767	189,774
Interest expense:
Interest on deposits	3,081	4,209	8,746	13,019	36,106
Interest on short-term borrowings	—	—	52	—	112
Interest on borrowings	3,491	3,453	3,999	10,535	12,278
Total interest expense	6,572	7,662	12,797	23,554	48,496
Net interest income	46,044	47,768	48,809	142,213	141,278
Provision (reversal) for credit losses	217	749	7,163	(4,270)	17,529
Net interest income, after provision (reversal) for credit losses	45,827	47,019	41,646	146,483	123,749
Non-interest income:
Customer service fees	2,530	2,485	2,193	7,214	6,238
Loan fees	146	39	264	280	903
Mortgage banking gains, net	218	45	704	845	1,233
Gain on sale of asset	—	—	—	—	4,195
(Loss) gain on marketable equity securities, net	(104)	200	122	1,881	(2,197)
Income from bank-owned life insurance	268	264	272	793	842
Other income	5	17	17	31	185
Total non-interest income	3,063	3,050	3,572	11,044	11,399
Non-interest expenses:
Salaries and employee benefits	13,941	13,939	13,426	43,396	43,198
Occupancy and equipment	3,644	3,900	3,734	11,775	11,397
Data processing	2,354	2,273	2,196	6,868	6,466
Marketing and advertising	663	1,032	554	2,591	2,814
Professional services	704	691	688	2,125	2,380
Deposit insurance	406	345	692	1,264	1,967
Merger and acquisition	1,158	1,115	—	2,273	—
Other general and administrative	1,677	4,738	1,540	7,831	4,229
Total non-interest expenses	24,547	28,033	22,830	78,123	72,451
Income before income taxes	24,343	22,036	22,388	79,404	62,697
Provision for income taxes	6,007	5,490	5,714	20,202	15,767
Net income	$18,336	$16,546	$16,674	$59,202	$46,930

Earnings per share:
Basic	$0.36	$0.33	$0.33	$1.18	$0.93
Diluted	$0.36	$0.32	$0.33	$1.17	$0.93
Weighted average shares outstanding:
Basic	50,470,710	50,375,468	50,169,024	50,362,807	50,311,231
Diluted	50,865,435	50,943,160	50,248,048	50,792,228	50,459,326

MERIDIAN BANCORP, INC. AND SUBSIDIARIES

NET INTEREST INCOME ANALYSIS

(Unaudited)

	Three Months Ended
	September 30, 2021			June 30, 2021			September 30, 2020
	Average Balance	Interest (1)	Yield/ Cost (1)(6)	Average Balance	Interest (1)	Yield/ Cost (1)(6)	Average Balance	Interest (1)	Yield/ Cost (1)(6)
	(Dollars in thousands)
Assets:
Interest-earning assets:
Loans (2)	$4,947,057	$52,723	4.23%	$5,160,579	$55,702	4.33%	$5,671,957	$61,682	4.33%
Securities and certificates of deposit	14,886	108	2.88	19,445	171	3.53	29,263	219	2.98
Other interest-earning assets (3)	1,128,550	555	0.20	1,099,850	361	0.13	604,916	494	0.32
Total interest-earning assets	6,090,493	53,386	3.48	6,279,874	56,234	3.59	6,306,136	62,395	3.94
Noninterest-earning assets	158,025			154,470			161,886
Total assets	$6,248,518			$6,434,344			$6,468,022
Liabilities and stockholders' equity:
Interest-bearing liabilities:
Interest-bearing demand deposits	$1,312,061	$669	0.20	$1,403,276	$959	0.27	$1,291,341	$1,946	0.60
Money market deposits	866,553	326	0.15	859,189	471	0.22	769,571	1,270	0.66
Regular savings and other deposits	849,253	217	0.10	870,508	333	0.15	834,368	966	0.46
Certificates of deposit	978,573	1,869	0.76	1,116,928	2,446	0.88	1,262,433	4,564	1.44
Total interest-bearing deposits	4,006,440	3,081	0.31	4,249,901	4,209	0.40	4,157,713	8,746	0.84
Borrowings	560,625	3,491	2.47	560,625	3,453	2.47	804,281	4,051	2.00
Total interest-bearing liabilities	4,567,065	6,572	0.57	4,810,526	7,662	0.64	4,961,994	12,797	1.03
Noninterest-bearing demand deposits	814,961			777,688			702,717
Other noninterest-bearing liabilities	54,669			50,409			57,636
Total liabilities	5,436,695			5,638,623			5,722,347
Total stockholders' equity	811,823			795,721			745,675
Total liabilities and stockholders' equity	$6,248,518			$6,434,344			$6,468,022
Net interest-earning assets	$1,523,428			$1,469,348			$1,344,142
Fully tax-equivalent net interest income		46,814			48,572			49,598
Less: tax-equivalent adjustments		(770)			(803)			(789)
Net interest income		$46,044			$47,769			$48,809
Interest rate spread (1)(4)			2.91%			2.95%			2.91%
Net interest margin (1)(5)			3.05%			3.10%			3.13%
Average interest-earning assets to average
interest-bearing liabilities		133.36%			130.54%			127.09%

Supplemental Information:
Total deposits, including noninterest-bearing
demand deposits	$4,821,401	$3,081	0.25%	$5,027,589	$4,209	0.34%	$4,860,430	$8,746	0.72%
Total deposits and borrowings, including
noninterest-bearing demand deposits	$5,382,026	$6,572	0.48%	$5,588,214	$7,662	0.55%	$5,664,711	$12,797	0.90%

(1)

Income on debt securities, marketable equity securities and revenue bonds included in commercial real estate loans, as well as resulting yields, interest rate spread and net interest margin, are presented on a tax-equivalent basis. The tax-equivalent adjustments are deducted from tax-equivalent net interest income to agree to amounts reported in the consolidated statements of net income. For the three months ended September 30, 2021, June 30, 2021, and September 30, 2020, yields on loans before tax-equivalent adjustments were 4.17%, 4.27% and 4.27%, respectively, yields on securities and certificates of deposit before tax-equivalent adjustments were 2.59%, 3.11% and 2.64%, respectively, and yields on total interest-earning assets before tax-equivalent adjustments were 3.43%, 3.54% and 3.89%, respectively. Interest rate spread before tax-equivalent adjustments for the three months ended September 30, 2021, June 30, 2021 and September 30, 2020 was 2.86%, 2.90% and 2.86%, respectively, while net interest margin before tax-equivalent adjustments for the three months ended September 30, 2021, June 30, 2021 and September 30, 2020 was 3.00%, 3.05% and 3.08%, respectively.

(2)	Loans on non-accrual status are included in average balances .
(3)	Includes Federal Home Loan Bank stock and associated dividends.
(4)	Interest rate spread represents the difference between the tax-equivalent yield on interest-earning assets and the cost of interest-bearing liabilities.
(5)	Net interest margin represents net interest income (tax-equivalent basis) divided by average interest-earning assets.
(6)	Annualized.

MERIDIAN BANCORP, INC. AND SUBSIDIARIES

NET INTEREST INCOME ANALYSIS

(Unaudited)

	Nine Months Ended
	September 30, 2021			September 30, 2020
	Average Balance	Interest (1)	Yield/ Cost (1)	Average Balance	Interest (1)	Yield/ Cost (1)
	(Dollars in thousands)
Assets:
Interest-earning assets:
Loans (2)	$5,177,216	$166,379	4.30%	$5,711,852	$188,603	4.41%
Securities and certificates of deposit	18,368	479	3.49	29,201	676	3.09
Other interest-earning assets (3)	1,095,483	1,286	0.16	495,054	2,753	0.74
Total interest-earning assets	6,291,067	168,144	3.57	6,236,107	192,032	4.11
Noninterest-earning assets	158,898			159,039
Total assets	$6,449,965			$6,395,146

Liabilities and stockholders' equity:
Interest-bearing liabilities:
Interest-bearing demand deposits	$1,391,975	$3,037	0.29	$1,289,479	$8,736	0.90
Money market deposits	867,744	1,577	0.24	728,024	4,551	0.84
Regular savings and other deposits	860,355	1,085	0.17	860,593	4,493	0.70
Certificates of deposit	1,105,381	7,320	0.89	1,356,139	18,326	1.81
Total interest-bearing deposits	4,225,455	13,019	0.41	4,234,235	36,106	1.14
Borrowings	596,646	10,535	2.36	738,058	12,390	2.24
Total interest-bearing liabilities	4,822,101	23,554	0.65	4,972,293	48,496	1.30
Noninterest-bearing demand deposits	775,951			630,072
Other noninterest-bearing liabilities	52,470			56,420
Total liabilities	5,650,522			5,658,785
Total stockholders' equity	796,443			736,361
Total liabilities and stockholders' equity	$6,446,965			$6,395,146
Net interest-earning assets	$1,468,966			$1,263,814
Fully tax-equivalent net interest income		144,590			143,536
Less: tax-equivalent adjustments		(2,377)			(2,258)
Net interest income		$142,213			$141,278
Interest rate spread (1)(4)			2.92%			2.81%
Net interest margin (1)(5)			3.07%			3.07%
Average interest-earning assets to average
interest-bearing liabilities		130.46%			125.42%

Supplemental Information:
Total deposits, including noninterest-bearing
demand deposits	$5,001,406	$13,019	0.35%	$4,864,307	$36,106	0.99%
Total deposits and borrowings, including
noninterest-bearing demand deposits	$5,598,052	$23,554	0.56%	$5,602,365	$48,496	1.16%

_________________________

(1)

Income on debt securities, marketable equity securities and revenue bonds included in commercial real estate loans, as well as resulting yields, interest rate spread and net interest margin, are presented on a tax-equivalent basis. The tax-equivalent adjustments are deducted from tax-equivalent net interest income to agree to amounts reported in the consolidated statements of net income. For the nine months ended September 30, 2021 and 2020, yields on loans before tax-equivalent adjustments were 4.24%, and 4.36%, respectively, yields on securities and certificates of deposit before tax-equivalent adjustments were 3.18% and 2.84%, respectively, and yields on total interest-earning assets before tax-equivalent adjustments were 3.52% and 4.06%, respectively. Interest rate spread before tax-equivalent adjustments for the nine months ended  September 30, 2021 and 2020 was 2.87% and 2.76%, respectively, while net interest margin before tax-equivalent adjustments for the nine months ended September 30, 2021 and 2020 was 3.02%, and 3.03%, respectively.

(2)	Loans on non-accrual status are included in average balances.
(3)	Includes Federal Home Loan Bank stock and associated dividends.
(4)	Interest rate spread represents the difference between the tax-equivalent yield on interest-earning assets and the cost of interest-bearing liabilities.
(5)	Net interest margin represents net interest income (tax-equivalent basis) divided by average interest-earning assets.
(6)	Annualized.

MERIDIAN BANCORP, INC. AND SUBSIDIARIES

SELECTED FINANCIAL HIGHLIGHTS

(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30, 2021	June 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020
Key Performance Ratios
Return on average assets (1)	1.17%	1.03%	1.03%	1.22%	0.98%
Return on average equity (1)	9.03	8.32	8.94	9.91	8.50
Interest rate spread (1) (2)	2.91	2.95	2.91	2.92	2.81
Net interest margin (1) (3)	3.05	3.10	3.13	3.07	3.07
Non-interest expense to average assets (1)	1.57	1.74	1.41	1.61	1.51
Efficiency ratio (4)	47.53	53.18	43.69	50.11	48.10

	September 30, 2021	June 30, 2021	December 31, 2020	September 30, 2020
	(Dollars in thousands)
Asset Quality
Non-accrual loans:
One- to four-family	$1,605	$1,633	$2,617	$3,041
Home equity lines of credit	339	20	20	20
Commercial real estate	5,005	8,176	—	—
Commercial and industrial	—	635	527	541
Total non-accrual loans	6,949	10,464	3,164	3,602
Foreclosed assets	—	—	—	—
Total non-performing assets	$6,949	$10,464	$3,164	$3,602

Allowance for credit losses on loans/total loans	1.24%	1.28%	1.25%	1.20%
Allowance for credit losses on loans/non-accrual loans	875.65	614.49	2,175.22	1,877.82
Non-accrual loans/total loans	0.14	0.21	0.06	0.06
Non-accrual loans/total assets	0.11	0.17	0.05	0.05
Non-performing assets/total assets	0.11	0.17	0.05	0.05

Capital and Share Related
Stockholders' equity to total assets	13.28%	12.74%	11.61%	11.39%
Book value per share	$15.44	$15.23	$14.67	$14.28
Tangible book value per share (5)	$15.02	$14.81	$14.25	$13.85
Market value per share	$20.76	$20.46	$14.91	$10.35
Shares outstanding	52,711,409	52,608,747	52,415,061	52,413,120

(1)	Annualized.
(2)	Interest rate spread represents the difference between the tax-equivalent yield on interest-earning assets and the cost of interest-bearing liabilities.
(3)	Net interest margin represents net interest income (tax-equivalent basis) divided by average interest-earning assets.
(4)

The efficiency ratio is a non-GAAP measure representing non-interest expense, excluding merger and acquisition expenses, divided by the sum of net interest income and non-interest income excluding gains and losses on marketable equity securities and gains and losses on sale of assets. The efficiency ratio is a common measure used by banks to understand expenses related to the generation of revenue. We have removed gains and losses on marketable equity securities, gains and losses on sale of assets, and merger and acquisition expenses as management deems them to be either discretionary or market driven and not representative of operating performance. Presented on a basis including gains and losses on marketable equity securities, gains and losses on sale of assets, and merger and acquisition expenses the efficiency ratio was 49.99%, 55.16% and 43.58% for the quarters ended September 30, 2021, June 30, 2021 and September 30, 2020, respectively and 50.98% and 47.45% for the nine months ended September 30, 2021 and 2020, respectively.

(5)	Tangible book value per share represents total stockholders’ equity less goodwill and other intangible assets divided by the number of shares outstanding.